Exhibit 99.1

[First Federal Bancshares of Arkansas, Inc. Logo]
                                                                           FOR
                                                                     IMMEDIATE
                                                                       RELEASE


1401 Highway 62-65 North                      FOR FURTHER INFORMATION CONTACT:
P. O. Box 550                                              Larry J. Brandt/CEO
Harrison, AR  72601                                       Tommy Richardson/COO
                                                           Sherri Billings/CFO
                                                                  870-741-7641



                   FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.
                      ANNOUNCES A QUARTERLY CASH DIVIDEND

Harrison, Arkansas - November 30, 2006 - (NASDAQ GM:FFBH) First Federal Bancshares of Arkansas, Inc. (the "Corporation"), a unitary savings and loan holding company for First Federal Bank (the "Bank") announced today that its Board of Directors declared a $.15 (fifteen cents) cash dividend on the common stock of the Corporation payable on December 20, 2006 to the stockholders of record at the close of business on December 8, 2006.

Larry J. Brandt, CEO of the Corporation, stated, "This will be our 40th consecutive cash dividend. Our strong capital base and continued profitability afford us the opportunity to pay another consecutive quarterly cash dividend. Such action demonstrates our commitment to and confidence in our future prospects."

The Bank, in its 72nd year, conducts business from 18 full-service branch locations, one stand-alone loan production office, and 29 ATMs located in Northcentral and Northwest Arkansas. At September 30, 2006, the Corporation had total assets of $868.2 million, total liabilities of $789.5 million and stockholders' equity of $78.7 million.
























                                    1